SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K

        [X] Current Report Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                         December 6, 1996
                         (Date of Report)


                 Commission file number: 0-28354

                      Great Lakes REIT, Inc.

      (Exact name of Registrant as specified in its Charter)

               Maryland                      36-3844714
(State or other jurisdiction            (I.R.S. Employer identification no.)
of incorporation organization)

    823 Commerce Drive, Suite 300, Oak Brook, IL      60521
       (Address of principal executive offices)  (Zip Code)

                         (630) 368 - 2900
       (Registrant's telephone number, including area code)

    2311 West 22nd St., Suite 109, Oak Brook, IL      60521
   (Former address of principal executive offices)  (Zip Code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to
such filing requirements for the past 90 days.  Yes  X           No



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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITIONS

On November 22, 1996, Great Lakes REIT, Inc. (the "Company") acquired a three-story, class A office building located at 1301 Long Lake Road, Troy, Michigan ("Long Lake Crossings"). Constructed in 1988, the property consists of 169,959 rentable square feet and was approximately 93% occupied at acquisition. The property includes a two-story main lobby, an underground garage with 47 parking spaces, exterior parking with 1,067 spaces and a deli.

TERMS OF PURCHASE

Long Lake Crossings was purchased from an unaffiliated third party for approximately $16.1 million. Funds for the purchase came from Company cash reserves.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

As of the date of this 8-K, the financial statements and proforma financial information related to this property are not available but will be filed by the Company on Form 8-K not later than February 3, 1997.


     No information is required under Items 1,3,4, and 6, and these items have therefore been omitted.



By:    /s/ Richard L. Rasley
     Richard L. Rasley, Secretary